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                                                                    Exhibit 99.1

       Fifth Third Bancorp has developed the document attached as Exhibit 99.1 containing a general trend overview of Fifth Third's objectives, financial condition and results of operations for the third quarter of 2002.

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                         Management Discussion of Trends

In general, operating trends remain extremely solid with consistently strong core deposit and customer growth in all of our markets and continued momentum in our business lines. Despite the challenges of an uncertain operating environment, management reaffirms its overall results of operations outlook for the year.

Service Income

Management expects growth trends in service income categories to continue at strong levels. Specifically, by major category:

Electronic Payment Processing

Fifth Third believes that recent year-over-year growth rates in excess of 25 percent, exclusive of the impact of the acquisition of Universal Companies
(USB), $85 million on an annualized proforma basis to Fifth Third's 2001 operating revenues, are sustainable in the near term given continued momentum in attracting new significant relationships and the strength of a broadly diversified and largely non-cyclical customer base. Third quarter Electronic Payment Processing revenues are expected to exhibit strong growth similar to the year-over-year comparisons seen in the second quarter of 2002.

Investment Advisory

Management expects third quarter investment advisory revenues to exhibit a mid-teens percentage growth rate over the third quarter of 2001 despite the challenges of a difficult market on the strength of continued growth in non-market sensitive businesses.

Other Services

..      Retail and Commercial deposit account service revenues are expected to produce high-teen year-over-year growth rates as Fifth Third has continued to generate significant numbers of new accounts in all of our markets and commercial service charges continue to benefit from a low rate environment.

..      Commercial treasury management service revenues are expected to continue at recent accelerated year-over-year growth rates fueled by the emphasis on deposit accounts as the core commercial relationship product, and the success of new comprehensive cash management products.

..      Mortgage banking revenues are expected to be essentially flat on a year-over-year basis with increased refinancing activity offset by increased prepayment speeds and corresponding impairment to be recognized on the mortgage servicing rights portfolio. Future period mortgage banking year-over-year revenue comparisons will no longer be impacted by the

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       divested out-of-market operations acquired from Old Kent given the timing of the sales in the third quarter of 2001.

Expenses

..      On an annualized basis from second quarter 2002, operating expenses are expected to exhibit mid to high single digit percentage growth on an operating basis. Realized synergies related to recent acquisitions are mitigated by the addition of sales officers and back-office personnel and significant investments in the future growth of the Retail banking franchise.

Balance Sheet Trends and Net Interest Income

Management expects low double-digit percentage growth in net interest income over last year's third quarter despite a modestly declining net interest margin. Margin trends in future periods will be dependant upon the magnitude of loan demand and the path of interest rates in the overall economy. Other balance sheet trends:

..      On an annualized basis from second quarter levels, period end loans and leases, excluding held-for-sale, are expected to post low to mid single digit percentage growth with earning asset growth the strongest in recent quarters. Management is also evaluating its investment strategy with respect to minimizing prepayment risk on higher coupon securities and will proactively lower coupons by realizing gains in the securities portfolio as appropriate.

..      Fifth Third plans to continue its efforts to strengthen the balance sheet and improve liquidity through the sale of certain interest-sensitive assets. Late in September, Fifth Third expects to sell approximately $350 million in residential mortgage loans. Average loan and lease balances should not be materially affected given the anticipated transaction date.

..      Outstanding trends in the mix of deposits are expected to continue in the near term, highlighted by broad-based transaction deposit gains in all of our markets on both a linked quarter and year-over-year-basis.

..      Lower overall funding costs on a year-over-year basis due to lower interest rates in all categories.

..      Fifth Third's deposit pricing, though lowered in recent periods, remains highly competitive with financial market conditions.

..      On July 12, 2002, Fifth Third completed the sale of six branches in
       Southern Illinois (with approximately $200 million in deposits) and realized an approximate $7 million gain.

Credit Quality

With indicators mixed as to the path of the economy and the tendency for credit cycles to lag economic recovery, we are realistic about credit quality trends throughout the industry and at Fifth Third. Fifth Third's long history of low exposure limits, avoidance of national or sub-prime lending businesses, centralized risk management, and diversified portfolio position us well to effectively weather cycles and reduce the likelihood of significant unexpected losses.

..      Third quarter net charge-offs are expected to be in the low 40 bp level consistent with the 40 bp seen last quarter.

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..      The amount of nonperforming assets as a percentage of loans and leases is expected to be in the range of 55-60 bp, relatively consistent with last quarter's 53 bp.

Other Events

..      During the third quarter, Fifth Third has concluded that certain predominately treasury related aged receivable and in-transit reconciliation items are impaired. As of the date of this filing, Fifth Third expects to realize an after-tax expense of approximately $54 million related to the establishment of an impairment reserve for these items. Fifth Third is devoting significant effort and resources in the continuation of this review, including third party expertise, and will adjust the impairment reserve in the future if recoverability exists.

..      Fifth Third will report third quarter earnings on October 15, 2002 prior to the market opening and will again host a conference call to be held the morning of the release.


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This document contains forward-looking statements about Fifth Third Bancorp which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This document contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third does business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Fifth Third is engaged; (6) changes in the securities markets. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Fifth Third.